First National Bancshares Inc.

First National Bancshares Reports Record 1st Quarter Earnings

For Immediate Release

Tuesday, April 8, 2003

Contact:	Angie O’Reilly, Sr. Vice President
1st National Bank & Trust
941-746- 4964 Ext. 400

Bradenton, Florida –

First National Bancshares Inc., parent of 1st National Bank & Trust, announced earnings for the first quarter of 2003.

Net income was $623,000 compared to $604,000 for the first quarter of 2002, representing a slight increase.

Earnings per share was .33 cents compared to .33 cents for the same period in 2002.

First National Bancshares, is located in Bradenton, Florida. Information can be obtained through the bank’s web site at www.firstnbt.com, under investor relations, or on-line through the stock symbol FBMT.

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